Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-155731 on Form S-3 of OMNOVA Solutions Inc.;
2.	Registration Statement No. 333-162305 on Form S-8 pertaining to the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan;
3.	Registration Statement No. 333-160509 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
4.	Registration Statement No. 333-100558 on Form S-8 pertaining to the OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan;
5.	Registration Statement No. 333-88145 on Form S-8 pertaining to the OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan;
6.	Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
7.	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

of our report dated January 24, 2011, with respect to the consolidated financial statements of OMNOVA Solutions Inc. and our report dated January 24, 2011, with respect to the effectiveness of internal control over financial reporting of OMNOVA Solutions Inc., both included in this Annual Report (Form 10-K) of OMNOVA Solutions Inc. for the year ended November 30, 2010.

/s/ Ernst & Young LLP

Akron, Ohio

January 24, 2011